                                                                    EXHIBIT 23.2

     This is the form of the consent which will be issued upon the effectiveness of the reverse common stock split discussed in Note B of Notes to Financial
Statements:

                                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

May 16, 1997


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion, in this Amendment No. 3 to the registration statement on Form S-1 (File No. 333-23319) to issue shares of Common Stock, of
our report dated March   , 1997, on our audits of the financial statements of
Ascent Pediatrics, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."


Boston, Massachusetts